Exhibit 99.1

November 12, 2014

Tetra Tech Reports Fourth Quarter and Fiscal 2014 Results

•                 Q4-14 Net Revenue: $462 million / EPS: $0.35

•                 Realigned segments to better support markets

•                 Backlog increases to $2.01 billion

•                 FY15 Cash EPS Guidance up 25%, $2.30 – $2.60

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 28, 2014.

Realignment of Segments

In the fourth quarter of fiscal 2014, Tetra Tech conducted a strategic review of our business.  As a result, we initiated the realignment of our business to focus on our core front-end consulting and engineering business, which is highly differentiated in the market place.  These services are primarily performed in the Engineering and Consulting Services (“ECS”) and Technical Support Services (“TSS”) segments.  The Remediation and Construction Management (“RCM”) activities that closely align with our core business, including environmental remediation, oil and gas, solid waste, and utilities-related activities have been integrated into our front-end business.  We plan to exit all other activities in the RCM segment in fiscal 2015.

Beginning in fiscal 2015, we reorganized our core operations to better align them with our markets, resulting in two renamed reportable segments.  We will report our federal water, environment, and infrastructure activities in the Water, Environment and Infrastructure (“WEI”) reportable segment.  Our Resource Management and Energy (“RME”) reportable segment will include our oil and gas, energy, global mining, waste management, remediation, utilities, and international development services.  These changes are expected to produce significantly higher margins and more predictable results, while better enabling us to address our customers seamlessly.

Fourth Quarter Results

In the front-end ECS and TSS segments, revenue in the fourth quarter was $493.8 million, and revenue, net of subcontractor costs1, was $380.3 million.  Operating income was $48.6 million, up 11% over the fourth quarter last year in the front-end segments.  Earnings before interest, taxes, depreciation, and amortization (EBITDA2) were $50.7 million in the ECS and TSS segments, up 9% year over year.

1  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

2  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In total, revenue in the fourth quarter was $622.2 million, and revenue, net of subcontractor costs, was $462.2 million.  Operating income was $24.8 million, and EBITDA were $36.8 million.  Diluted earnings per share (EPS) were $0.35, and cash generated from operations was $13.1 million.  Backlog was $2.01 billion, up 5% compared to $1.91 billion at the end of the fourth quarter last year.

Fiscal Year Results

For the front-end ECS and TSS segments, revenue in fiscal 2014 was $1.88 billion, and revenue, net of subcontractor costs, was $1.47 billion.  Operating income in the front-end segments was $167.9 million, up 44% over the last fiscal year.  EBITDA were $177.5 million in the ECS and TSS segments, up 37% year over year.

In total, revenue for fiscal 2014 was $2.48 billion, and revenue, net of subcontractor costs, was $1.86 billion.  Operating income was $153.8 million compared to $20.2 million, and EBITDA were $207.2 million compared to $81.5 million in fiscal 2013.  Diluted EPS were $1.66 compared to a loss of $0.03 in fiscal 2013.  Cash generated from operations was $127.4 million.

Quarterly Dividend and Share Repurchase Program

On November 10, 2014, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.07 per share payable on December 15, 2014 to stockholders of record as of November 26, 2014.  Additionally, the Board authorized a new program to repurchase up to $200 million of common stock over the next two years, following the recently completed $100 million buyback program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech’s front-end consulting and engineering segments continued to perform well, and were on plan for both the quarter and the year.  Profit from the two front-end segments was up more than ten percent year over year, and new orders in the quarter were particularly strong, demonstrating that both our government and commercial end markets are strengthening.  Through our realignment, we have significantly reduced the Company’s risk profile and are forecasting 12% to 13% EBITDA margins in the WEI and RME segments.  Our solid backlog provides us a strong foundation entering fiscal 2015.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2015 to be in the range of $0.32 to $0.36.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $420 million to $470 million.  For fiscal 2015, Tetra Tech expects diluted EPS to be $1.55 to $1.75 and cash EPS3 to be $2.30 to $2.60.  Revenue, net of subcontractor costs, for fiscal 2015 is expected to range from $1.75 billion to $1.95 billion.

3  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

2

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	Sep. 28, 2014	Sep. 29, 2013	Sep. 28, 2014	Sep. 29, 2013
Revenue	$622,179	$698,376	$2,483,814	$2,613,755
Subcontractor costs	(159,992)	(166,831)	(623,896)	(588,923)
Revenue, net of subcontractor costs	462,187	531,545	1,859,918	2,024,832
Operating income	24,763	40,625	153,833	20,218
Interest expense, net	(2,117)	(2,355)	(9,490)	(7,686)
Income tax (expense) benefit	83	(12,930)	(35,668)	(14,038)
Net income (loss) including noncontrolling interests	22,729	25,340	108,675	(1,506)
Net income attributable to noncontrolling interests	(143)	(140)	(409)	(635)
Net income (loss) attributable to Tetra Tech	$22,586	$25,200	$108,266	$(2,141)
Earnings (loss) per share attributable to Tetra Tech:
Basic	$0.36	$0.39	$1.68	$(0.03)
Diluted	$0.35	$0.39	$1.66	$(0.03)

Weighted-average common shares outstanding:
Basic	63,602	64,272	64,379	64,554
Diluted	64,235	64,853	65,146	64,554

Cash dividends per share	$0.07	$-	$0.14	$-

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal 2014 results through a link posted on the Company’s website at www.tetratech.com on November 13, 2014 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, and construction management services.  The Company supports commercial and government clients focused on water, environment, infrastructure, resource management, and energy.  With 14,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.

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Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands	Three Months Ended		Fiscal Year Ended

	Sep. 28, 2014	Sep. 29, 2013	Sep. 28, 2014	Sep. 29, 2013

Net income (loss) attributable to Tetra Tech	$22,586	$25,201	$108,266	$(2,141)
Interest expense, net	2,117	2,356	9,490	7,686
Income tax expense (benefit)	(83)	12,930	35,668	14,038
Depreciation	6,292	7,128	26,452	29,548
Amortization	5,903	8,131	27,288	32,370
EBITDA	$36,815	$55,746	$207,164	$81,501

CONTACTS:
Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

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Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Consolidated Balance Sheets

(in thousands, except par value)

	September 28, 2014	September 29, 2013
Assets
Current Assets:
Cash and cash equivalents	$122,379	$129,305
Accounts receivable - net	701,892	660,847
Prepaid expenses and other current assets	52,256	61,446
Income taxes receivable	22,076	20,044
Total current assets	898,603	871,642

Property and equipment - net	73,864	88,026
Investments in and advances to unconsolidated joint ventures	2,140	2,198
Goodwill	714,190	722,792
Intangible assets - net	63,095	86,929
Other long-term assets	24,512	27,505
Total Assets	$1,776,404	$1,799,092

Liabilities and Equity
Current Liabilities:
Accounts payable	$175,952	$142,813
Accrued compensation	110,186	114,810
Billings in excess of costs on uncompleted contracts	103,343	79,507
Deferred income taxes	20,387	18,170
Current portion of long-term debt	10,989	4,311
Estimated contingent earn-out liabilities	3,568	23,281
Other current liabilities	79,436	100,241
Total current liabilities	503,861	483,133

Deferred income taxes	28,786	30,525
Long-term debt	192,842	203,438
Long-term estimated contingent earn-out liabilities	3,462	58,508
Other long-term liabilities	34,397	24,685

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at September 28, 2014, and September 29, 2013	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,591 and 64,134 shares at September 28, 2014, and September 29, 2013, respectively	626	641
Additional paid-in capital	402,516	443,099
Accumulated other comprehensive income (loss)	(42,538)	1,858
Retained earnings	651,475	552,165
Tetra Tech stockholders’ equity	1,012,079	997,763
Noncontrolling interests	977	1,040
Total equity	1,013,056	998,803
Total Liabilities and Equity	$1,776,404	$1,799,092

TETRA TECH, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013

Revenue	$622,179	$698,376	$2,483,814	$2,613,755
Subcontractor costs	(159,992)	(166,831)	(623,896)	(588,923)
Other costs of revenue	(412,720)	(443,624)	(1,577,481)	(1,757,842)
Selling, general and administrative expenses	(48,520)	(48,194)	(187,298)	(199,732)
Contingent consideration - fair value adjustments	23,816	898	58,694	9,560
Impairment of goodwill	-	-	-	(56,600)
Operating income	24,763	40,625	153,833	20,218
Interest income	201	206	804	1,003
Interest expense	(2,318)	(2,561)	(10,294)	(8,689)
Income before income tax expense	22,646	38,270	144,343	12,532
Income tax (expense) benefit	83	(12,930)	(35,668)	(14,038)
Net income (loss) including noncontrolling interests	22,729	25,340	108,675	(1,506)
Net income attributable to noncontrolling interests	(143)	(140)	(409)	(635)
Net income (loss) attributable to Tetra Tech	$22,586	$25,200	$108,266	$(2,141)

Net income (loss) attributable to Tetra Tech per share:
Basic	$0.36	$0.39	$1.68	$(0.03)
Diluted	$0.35	$0.39	$1.66	$(0.03)

Weighted-average common shares outstanding:
Basic	63,602	64,272	64,379	64,544
Diluted	64,235	64,853	65,146	64,544

Cash dividends per share	$0.07	$-	$0.14	$-

TETRA TECH, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	September 28,	September 29,
	2014	2013

Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$108,675	$(1,506)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	54,540	62,605
Loss on settlement of foreign currency forward contract	-	270
Equity in income of unconsolidated joint ventures	(2,804)	(3,461)
Distributions of earnings from unconsolidated joint ventures	2,724	4,458
Stock-based compensation	10,374	8,775
Excess tax benefits from stock-based compensation	(904)	(886)
Deferred income taxes	(145)	(11,468)
Provision for doubtful accounts	1,467	13,818
Fair value adjustments to contingent consideration	(58,694)	(9,560)
Lease termination costs and related asset impairment	2,416	7,188
Impairment of goodwill	-	56,600
Foreign exchange (gain) loss	(104)	754
(Gain) loss on disposal of property and equipment	58	(287)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(32,020)	87,367
Prepaid expenses and other assets	(4,481)	(11,782)
Accounts payable	31,772	(34,191)
Accrued compensation	(4,728)	(16,385)
Billings in excess of costs on uncompleted contracts	23,833	(16,830)
Other liabilities	(9,315)	21,489
Income taxes receivable/payable	4,712	(19,218)
Net cash provided by operating activities	127,376	137,750

Cash flows from investing activities:
Capital expenditures	(19,404)	(27,545)
Payments for business acquisitions, net of cash acquired	(30,230)	(171,329)
Payment in settlement of foreign currency forward contract	-	(4,177)
Receipt in settlement of foreign currency forward contract	-	3,907
Changes in restricted cash	-	470
Investments in unconsolidated joint ventures	(21)	(20)
Proceeds from sale of property and equipment	4,594	2,089
Payment received on note for sale of operation	3,900	-
Net cash used in investing activities	(41,161)	(196,605)

Cash flows from financing activities:
Payments on long-term debt	(4,379)	(171,400)
Proceeds from borrowings	-	296,389
Payments of earn-out liabilities	(18,662)	(33,672)
Payments of debt issuance costs	-	(2,136)
Excess tax benefits from stock-based compensation	904	886
Repurchases of common stock	(80,000)	(20,000)
Distributions paid to noncontrolling interests	(386)	(445)
Dividends paid	(8,957)	-
Net proceeds from issuance of common stock	23,834	15,993
Net cash provided by (used in) financing activities	(87,646)	85,615

Effect of foreign exchange rate changes on cash	(5,495)	(2,303)

Net increase (decrease) in cash and cash equivalents	(6,926)	24,457
Cash and cash equivalents at beginning of period	129,305	104,848
Cash and cash equivalents at end of period	$122,379	$129,305

Supplemental information:
Cash paid during the period for:
Interest	$8,293	$5,049
Income taxes, net of refunds received	$28,092	$35,796